CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated January 25, 1999, included in Building Materials Holding Corporation's Form 10-K for the year ended December 31, 1999, into Building Materials Holding Corporation's previously filed Registration Statement File No. 33-52478 as amended by Post-Effective Amendment No. 1 on Form S-8, Registration Statement File No. 33-80952 as amended by Post Effective Amendment No. 1 on Form S-8 and Registration Statements File No. 333-36387 and 333-61221 on Form S-4.


                                                  /s/ ARTHUR ANDERSEN LLP
                                                  -----------------------
                                                  ARTHUR ANDERSEN LLP
Boise, Idaho
March 24, 2000